                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[_]  Preliminary Proxy Statement       [ ]  CONFIDENTIAL, FOR USE OF THE
                                            COMMISSION ONLY (AS PERMITTED BY
                                            RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                            3TEC ENERGY CORPORATION
                _______________________________________________
               (Name of Registrant as Specified in Its Charter)

               ________________________________________________
                   (Name of Person(s) Filing Proxy Statement
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules
     14a(6)(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     ---------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction
          applies:
     ---------------------------------------------------------------------------
     (3) Per unit price or other underling value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     ---------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
     ---------------------------------------------------------------------------
     (5)  Total fee paid:
     ---------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     ---------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
     ---------------------------------------------------------------------------
     (3)  Filing Party:
     ---------------------------------------------------------------------------
     (4)  Date Filed:
     ---------------------------------------------------------------------------

Notes:

                            3TEC ENERGY CORPORATION
                                Two Shell Plaza
                            777 Walker, Suite 2400
                             Houston, Texas 77002


                  NOTICE  OF ANNUAL MEETING  OF  STOCKHOLDERS
                            To Be Held May 24, 2000


To the Stockholders of 3TEC Energy Corporation:


     The Annual Meeting of Stockholders of 3TEC Energy Corporation, a Delaware corporation ("3TEC" or the "Company"), will be held at Two Shell Plaza, 777 Walker, Suite 2400, Houston, Texas 77002, on Wednesday, May 24, 2000 at 10:00 a.m., local time, for the purpose of acting on the following matters:

     (1) To elect five directors to the Board of Directors;

     (2) To ratify the appointment of KPMG, LLP as the independent accountants of the Company for the fiscal year ending December 31, 2000;

     (3) To approve the 3TEC Energy Corporation 2000 Stock Option Plan; and

     (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only common stock stockholders of record at the close of business on April 24, 2000 will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof, notwithstanding the transfer of any stock on the books of the Company after such record date. A list of the stockholders will be open to the examination of any stockholder, for any purpose relevant to the Annual Meeting, for a period of ten (10) days prior to the meeting during regular business hours at the principal office of the Company.

     You are requested to forward your proxy in order that you will be represented at the Annual Meeting, whether or not you expect to attend in person. Any stockholder giving the proxy enclosed with the proxy statement has the power to revoke such proxy at any time prior to the exercise thereof by filing with the Company a written revocation at or prior to the Annual Meeting, by executing a proxy bearing a later date or by attending the Annual Meeting and voting in person the shares of stock that such stockholder is entitled to vote.


                              By Order of the Board of Directors

                              /s/ Floyd C. Wilson
                              Floyd C. Wilson, Chairman of the Board and Chief Executive Officer

May 1, 2000


     Annual Reports to stockholders, including financial statements, are being mailed to stockholders, together with these proxy materials, commencing on or about May 1, 2000.

     Stockholders may obtain, without charge, a copy of 3TEC's Annual Report on Form 10-KSB (without exhibits) for the year ended December 31, 1999 as filed with the Securities and Exchange Commission, by writing to 3TEC Energy Corporation, David S. Elkouri, Secretary, Two Shell Plaza, 777 Walker, Suite 2400, Houston, Texas 77002. Copies of 3TEC's Annual Report on Form 10-KSB may also be obtained directly from the Securities and Exchange Commission web site at http://www.sec.gov/.


                            Your vote is important.
               Please complete, sign and return the accompanying
                  Proxy Form in the envelope provided, which
              requires no postage if mailed in the United States.

                            3TEC ENERGY CORPORATION
                                Two Shell Plaza
                            777 Walker, Suite 2400
                             Houston, Texas 77002



                               PROXY  STATEMENT
                                      For
                       ANNUAL MEETING  OF  STOCKHOLDERS
                            To Be Held May 24, 2000

Introduction

     This Proxy Statement is furnished to stockholders of 3TEC Energy Corporation, a Delaware corporation ("3TEC" or the "Company"), in connection with the solicitation, at 3TEC's expense, on behalf of the Board of Directors of 3TEC, of proxies to be used at the Annual Meeting of Stockholders to be held at Two Shell Plaza, 777 Walker, Suite 2400, Houston, Texas 77002, on Wednesday,
May 24, 2000 at 10:00 a.m., local time and all adjournments thereof (the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     The approximate date on which this Proxy Statement and the enclosed form of proxy will be first sent or given to stockholders is May 1, 2000. The principal executive offices of the Company are located at Two Shell Plaza, 777 Walker, Suite 2400, Houston, Texas 77002 and the Company's telephone number is (713) 821-7100.

Formation

     3TEC is the successor to Middle Bay Oil Company, Inc. ("Middle Bay"), an Alabama corporation formed on November 30, 1992. 3TEC was incorporated in Delaware on November 24, 1999, as a wholly owned subsidiary of Middle Bay for the sole purpose of merging with Middle Bay to effect a change in domicile to Delaware and to change the Company's name to 3TEC Energy Corporation. Effective December 7, 1999, Middle Bay was merged into 3TEC and each share of common stock of Middle Bay was converted into one share of 3TEC common stock.

Reverse Stock Split

     Except as otherwise indicated, this Proxy Statement gives effect to the 1-for-3 reverse stock split of the Company's common stock effected on January 14, 2000, as though effective for all periods on or before the date of this Proxy Statement.

Proxy; Right to Revoke Proxy

     Proxies in the form enclosed will be voted at the Annual Meeting if properly executed, returned to 3TEC before the meeting and not revoked. Any stockholder giving such proxy may revoke it at any time before it is voted by written revocation delivered to 3TEC's Secretary, by voting in person at the Annual Meeting or by giving a later proxy. Attendance at the meeting will not by itself constitute a revocation. The shares represented by proxies solicited by the Board of Directors will be voted in accordance with the recommendations of the Board of Directors unless otherwise specified in the proxy, and where the person solicited specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the common stock. 3TEC may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

     The enclosed form of proxy allows stockholders to grant or withhold discretionary authority to the persons named to vote on any other matters that may properly come before the Annual Meeting. 3TEC is not aware of any other proposals planned to be made at the Annual Meeting and has no current intention of making any additional proposals.

By Whom and the Manner in which Proxy is Being Solicited

     The cost of solicitation will be paid by 3TEC. In addition to solicitation of proxies by use of the mails, directors, officers or employees of 3TEC may, without additional compensation, solicit proxies personally, by telephone or by other appropriate means. 3TEC will request banks, brokerage houses and other custodians, nominees or fiduciaries holding shares of common stock in their names for others to promptly send proxy materials to, and obtain proxies from, their principals, and 3TEC will reimburse them for their reasonable expenses in doing so. 3TEC has not and will not engage any investment banking or brokerage firm or any professional proxy solicitation firm to solicit proxies. No fees, commissions or other compensation will be paid to anyone for proxy votes solicited by 3TEC.

Shares Outstanding

     Voting rights regarding the matters to be considered at the Annual Meeting are vested exclusively in the holders of 3TEC's common stock. The record date for common stock stockholders entitled to vote at the Annual Meeting is the close of business on April 24, 2000. At the close of business on that date, 3TEC had issued, outstanding and entitled to vote at the meeting
6,425,671 shares of common stock, $.02 par value, each of which is entitled to one vote on all matters expected to be voted upon at the Annual Meeting.

Quorum and Voting

     The presence, in person or by proxy, of the holders of shares of common stock entitled to vote at the Annual Meeting representing a majority of the votes entitled to be cast is necessary to constitute a quorum at the Annual Meeting. Each holder of shares of common stock is entitled to one vote, in person or by proxy, for each share held in such stockholder's name on the record date. Assuming the presence of a quorum, the affirmative votes equal to at least a majority of the votes of holders of common stock cast at the Annual Meeting, in person or by proxy, is required to ratify the appointment of KPMG, LLP as the independent accountants for 3TEC and the proposal to adopt the Company's 2000 Stock Option Plan. Directors shall be elected by a plurality of the shares represented at the Annual Meeting entitled to vote in the election of Directors. Abstentions will be included in vote totals and, as such, will have the same effect on the matter voted upon as a negative vote. Where nominee recordholders do not vote on proposals because they did not receive specific instructions on such proposals from the beneficial owners of such shares ("broker nonvotes"), such broker nonvotes will not be included in vote totals and, as such, will have no effect on the action taken at the Annual Meeting. The chairman of the meeting shall determine the order of business at the Annual Meeting and the voting and other procedures to be observed. The chairman is authorized to declare whether any business is properly brought before the meeting, and business not properly brought before the meeting may not be transacted.

Security Ownership of Certain Beneficial Owners

     The following table sets forth the shares of 3TEC's common stock beneficially owned by those persons known by 3TEC to be the beneficial owner of more than five percent of 3TEC's issued and outstanding common stock. All percentages are based on 6,422,362 shares of common stock issued and outstanding on April 7, 2000:

Name and Address of                      Amount and Nature of      Percent of
Beneficial Owner                         Beneficial Ownership         Class
---------------                          --------------------         -----

W/E Energy Company L.L.C.                 3,474,074/(1)/, /(2)/         41.8%
(formerly known as
3TEC Energy Company L.L.C.)
Two Shell Plaza
777 Walker, Suite 2400
Houston, TX 77002

EnCap Investments L.L.C.                  4,859,627/(2)/, /(3)/, /(4)/  54.58%
1100 Louisiana
Suite 3150
Houston, TX 77002

Kaiser-Francis Oil Company                1,112,578/(5)/                17.32%
6733 South Yale
Tulsa, OK 74136

The Prudential Insurance Company          775,344/(6)/                  11.33%
of America
751 Broad Street
Newark, NJ 07102

C. J. Lett, III                           411,519/(7)/                  6.39%
9320 East Central
Wichita, KS 67206

Pel-Tex Partners, L.L.C.                  444,423/(8)/                  6.72%
277 Park Avenue
New York, NY  10172

Weskids, L.P.                             320,384/(9)/                  4.96%
310 South Street
Morristown, NJ  07960

Alvin V. Shoemaker                        321,211/(10)/                 4.95%
8800 First Avenue
Stone Harbor, NJ  08247


(1) As disclosed in a joint filing on Schedule 13D filed with the Securities and Exchange Commission on September 10, 1999, W/E Energy Company L.L.C. is the beneficial owner and has sole voting and dispositive power with respect to 3,474,074 shares of common stock. W/E Energy Company L.L.C.'s members include Floyd C. Wilson, EnCap Energy Capital Fund III, L.P. ("Fund III"), EnCap Energy Capital Fund III-B, L.P. ("Fund III-B"), Energy Capital Investment Company, PLC ("ECIC, PLC"), and BOCP Energy Partners, L.P. ("BOCP"). As general partner of the funds, EnCap Investments L.L.C. has voting power and dispositive power for Fund III and Fund III-B, and as investment advisor for ECIC, PLC EnCap Investments L.L.C. has voting power and dispositive power for ECIC, PLC. EnCap Investments L.L.C. has voting power and dispositive power for BOCP by being its manager as appointed by Banc One Capital Partners VIII, Ltd., the general partner. El Paso Field Services Company ("El Paso Field Services"), a wholly-owned subsidiary of El Paso Energy Corporation ("El Paso Energy"), is the sole owner of EnCap Investments L.L.C. El Paso Field Services and El Paso Energy disclaim any beneficial ownership of these shares.

(2) Includes 1,188,889 shares represented by notes convertible into common stock and 700,000 shares represented by warrants to purchase common stock exercisable within 60 days of this filing.

(3) EnCap Investments L.L.C. may be deemed to share voting and dispositive power with respect to the shares of common stock owned by W/E Energy Company L.L.C.; however, EnCap Investments L.L.C. disclaims any beneficial ownership of these shares. As disclosed in Note 1 above, El Paso Field Services is the sole owner of EnCap Investments L.L.C., and El Paso Energy controls El Paso Field Services; however, both El Paso Field Services and El Paso Energy disclaim any beneficial ownership of shares of 3TEC common stock. David B. Miller and D. Martin Phillips, managing directors of EnCap Investments L.L.C., are also managers of W/E Energy Company L.L.C. and, as such, may be deemed beneficial owners of the shares of 3TEC common stock beneficially owned by W/E Energy Company L.L.C. and the shares of 3TEC common stock which may be deemed beneficially owned by EnCap Investments L.L.C.

(4)  Includes 3,474,074 shares owned by W/E Energy Company L.L.C. described in
     Note 1 above. This figure also includes 792,683 shares of common stock, 450,388 shares of Series D Preferred Stock convertible into 450,388 shares of common stock, and warrants to purchase 142,482 shares of common stock held by Fund III, Fund III-B, BOCP and ECIC.

(5) Kaiser-Francis Oil Company is a wholly owned subsidiary of GBK Corporation, which is owned 78.22% directly by George B. Kaiser and 21.78% indirectly by Mr. Kaiser through affiliates.

(6) As disclosed in a filing on Schedule 13G filed with the Securities and Exchange Commission on February 9, 2000, includes subordinated notes convertible into 263,760 shares of common stock and warrants which are immediately exercisable for 159,735 shares of common stock, plus 167 shares of common stock over which Prudential shares voting and dispositive power.

(7) This figure includes options immediately exercisable for 15,667 shares of common stock.

(8) As disclosed in a joint filing on Schedule 13G filed with the Securities and Exchange Commission on March 7, 2000; includes 144,464 shares of Series D Preferred Stock convertible into 144,464 shares of common stock and 45,702 warrants to acquire common stock. Pel Tex Partners, L.L.C. may be deemed to share voting and dispositive power with respect to the shares with AXA, AXA Financial Inc., AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle, AXA Courtage Assurance Mutuelle, Donaldson, Lufkin & Jenrette, Inc. ("DLJ"), DLJ Capital Investors, Inc., ("DLJ Capital"), DLJ Fund Investment Partners II L.P. ("DLJ Fund"), DLJ LBO Plans Management Corporation ("DLJ LBO Plans"), and Townes G. Pressler, Jr. Each of the AXA entities, DLJ and DLJ Capital disclaim any beneficial ownership of the shares. DLJ Fund is the controlling member of Pel-Tex Partners, L.L.C., however, DLJ Fund disclaims any beneficial ownership of these shares. DLJ LBO Plans and Townes G. Pressler, Jr. are the managers of Pel-Tex Partners, L.L.C. and, as such, may be deemed beneficial owners of the 3TEC shares, however, DLJ LBO Plans and Townes G. Pressler, Jr. disclaim any beneficial ownership of these shares.

(9) As disclosed on filing on Schedule 13D filed with the Securities and Exchange Commission on November 7, 1997; Weskids, L.P. is presently the beneficial owner and has sole voting and dispositive power of 281,229 shares of common stock and 117,467 shares of Series B preferred stock immediately convertible into not less than 39,156 shares of 3TEC's common
     stock   The exact conversion ratio is determined by the terms of the June
     20, 1997 merger agreement between 3TEC and Shore Oil Company (the "Shore Merger"). Weskids, Inc. is the general partner of Weskids, L.P. and effectively controls Weskids, L.P. J. Peter Simon and Michael B. Lenard are the directors of Weskids, Inc.

(10) As disclosed on filing on Schedule 13D filed with the Securities and Exchange Commission on December 23, 1997; includes 117,466 shares of Series B preferred stock immediately convertible into not less than 39,156 shares of 3TEC's common stock. The exact conversion ratio is determined by the terms of the Shore Merger. This figure also includes 22,222 shares of common stock, subordinated notes convertible into 16,667 shares of common stock, and warrants immediately exercisable for 10,093 shares of common stock, all of which Mr. Shoemaker may be deemed to share the power to vote or direct the vote and dispose or direct the disposition of with Shoemaker Family Partners, L.P. and Shoeinvest II, LP. In addition, this figure includes options granted to Mr. Shoemaker immediately exercisable for 5,000 shares of common stock.

                       DIRECTORS AND EXECUTIVE OFFICERS

 Name                   Age    Position(s) Held                                                           Since
 ----                   ---    ----------------                                                           -----
Floyd C. Wilson........ 52     Chairman and Chief Executive Officer                                        1999*
R. A. Walker........... 43     President and Chief Financial Officer                                       2000
Stephen W. Herod....... 41     Executive Vice President--Corporate Development, Treasurer                  1997*
                               and Director
Richard K. Stoneburner. 46     Vice President--Exploration                                                 1999
Mark S. Holt........... 44     Vice President--Land and Assistant Secretary                                1999
Earl W. Ringeisen...... 65     Vice President--Production                                                  1999
Terry W. Gautier....... 43     Controller                                                                  1999
David S. Elkouri....... 46     Secretary                                                                   2000
David B. Miller........ 50     Director                                                                    1999*
D. Martin Phillips..... 46     Director                                                                    1999*
Gary R. Christopher.... 50     Director                                                                    1997*

________
* Each of our directors is elected for a term ending on the date of our next annual meeting of stockholders.

FLOYD C. WILSON, Chairman and Chief Executive Officer, joined the Company on
   August 27, 1999, concurrent with the investment by W/E. Mr. Wilson founded W/E in 1998. Mr. Wilson began his career in the energy business in Houston in 1970 as a completion engineer. He moved to Wichita in 1976 to start an oil and gas operating company, one of several private energy ventures which preceded the formation of W/E. Mr. Wilson founded Hugoton Energy Corporation ("Hugoton ") in 1987, and served as its Chairman, President and Chief Executive Officer. In 1994, Mr. Wilson took Hugoton public, and sold the company in 1998 to Chesapeake Energy Corporation.

R.A. WALKER, President and Chief Financial Officer, joined 3TEC effective
   May 1, 2000. Prior to this he was a Senior Managing Director and Co-head of Prudential Capital Group, a $32 billion asset management and merchant banking affiliate of The Prudential Insurance Company of America investing in privately-placed debt and equity securities. From 1990 to 1998, Mr. Walker was the Managing Director of the Dallas office of Prudential Capital Group where he was responsible for the firm's global energy investments, as well as general corporate finance for the Southwestern United States. He joined Prudential in 1987, holding various responsibilities in its Boston, Dallas and Newark offices, after spending approximately six years in commercial banking and two years with an independent oil and gas company.

STEPHEN W. HEROD has served as the Company's Executive Vice President--
   Corporate Development and Secretary since December 1999 and as a director since July 1997. From July 1997 to December 1999, Mr. Herod was our Vice President--Corporate Development. Mr. Herod served as President and a director of Shore Oil Company from April 1992 until the merger of Shore with the Company on June 30, 1997. He joined Shore's predecessor as Controller in February 1991. Mr. Herod was employed by Conquest Exploration Company from 1984 until 1991 in various financial management positions, including Operations Accounting Manager. From 1981 to 1984, Superior Oil Company employed Mr. Herod as a financial analyst.

RICHARD K. STONEBURNER joined the Company in August 1999 and became Vice President - Exploration in December 1999. Mr. Stoneburner was employed by W/E as District Geologist from 1998 to 1999. Prior to joining 3TEC, Mr. Stoneburner worked as a geologist for Texas Oil & Gas, The Reach Group, Weber Energy Corporation, Hugoton Energy Corporation and, independently through his own company, Stoneburner Exploration, Inc. Mr. Stoneburner has over 20 years of experience in the energy field.

MARK S. HOLT joined the Company in August 1999 and became Assistant Secretary in November 1999 and Vice President - Land in December 1999. W/E employed Mr. Holt as District Landman from 1998 to 1999. From 1985 to 1998, Mr. Holt was the owner of Holt Resources, which provided land consulting services to various oil and gas companies and operators. From 1979 to 1985, Mr. Holt was a Senior Landman for Sun Oil Company.

EARL W. RINGEISEN joined the Company in August 1999 and became Vice President - Production in December 1999. From 1998 to 1999, Chesapeake Energy Corporation employed Mr. Ringeisen as their Kansas District Manager. Mr. Ringeisen served as Hugoton's Vice President of Operations from 1993 to 1998. From 1987 to 1993, Mr. Ringeisen served as Production Superintendent for Hugoton.

TERRY W. GAUTIER joined the Company in November 1999 and became Controller in December 1999. From July 1990 to November 1999, Mr. Gautier was employed by Floyd Oil Company as Vice President, Chief Accounting Officer and Controller. Prior to joining Floyd Oil Company, Mr. Gautier was employed by Pelto Oil Company for six years, serving the last two as Controller. From 1978 to 1983, Mr. Gautier was an Audit Senior with Touche Ross and Co. He is a certified public accountant.

DAVID S. ELKOURI became Secretary in May 2000. Mr. Elkouri has been a member of the Wichita, Kansas law firm, Hinkle Elkouri Law Firm L.L.C., since 1986 and is currently its Co-Managing Director. He is currently a member of the Board of Directors of Rand Graphics, Inc. and previously served as a director of Hugoton Energy Corporation. He is an Adjunct Professor of Law at the University of Kansas School of Law and teaches business planning.

DAVID B. MILLER has served as a director since 1999. Mr. Miller is a Managing Director and co-founder of EnCap. EnCap is an investment management and merchant banking firm focused on the upstream and midstream sectors of the oil and gas industry that was founded in 1988. EnCap is the general partner and controlling person of certain members of W/E. From 1988 to 1996, Mr. Miller also served as President of PMC Reserve Acquisition Company, a partnership jointly owned by EnCap and Pitts Energy Group. Prior to the establishment of EnCap, Mr. Miller served as Co-Chief Executive Officer of MAZE Exploration Inc., a Denver, Colorado, based oil and gas company he co-founded in 1981.

D. MARTIN PHILLIPS has served as a director since 1999. Mr. Phillips is a Managing Director and principal of EnCap. EnCap is an investment management and merchant banking firm focused on the upstream and midstream sectors of the oil and gas industry that was founded in 1988. EnCap is the general partner and controlling person of certain members of W/E. Prior to joining EnCap in 1989, from 1978 to 1989, Mr. Phillips served in various management capacities with NCNB Texas National Bank, including as Senior Vice President in the Energy Banking Group. Mr. Phillips is also a director of Bargo Energy Company, a public oil and gas company.

GARY R. CHRISTOPHER has served as a director since 1997. Mr. Christopher is Acquisitions Coordinator of Kaiser-Francis Oil Company, a position he has held since February 1995. From 1991 to 1995, Mr. Christopher served as Senior Vice President and Manager of Energy Lending for the Bank of Oklahoma. He continues to serve as a consultant to the Bank of Oklahoma. Mr. Christopher is also President, Chief Executive Officer and a director of PetroCorp Inc., a public oil and gas company controlled by Kaiser-Francis Oil Company. Kaiser-Francis Oil Company owns 1,112,578 shares of 3TEC common stock.

Security Ownership of Management

     The following table sets forth the shares of 3TEC's common stock beneficially owned by each director and executive officer and all directors and executive officers as a group, all as of April 7, 2000:


Name and Address of                    Amount and Nature of     Percent of
Beneficial Owner                       Beneficial Ownership        Class
---------------                        --------------------        -----

Floyd C. Wilson                           3,474,074/(1)/                41.80%
Two Shell Plaza
777 Walker, Suite 2400
Houston, Texas 77002

David B. Miller                           4,859,627/(2)/                54.58%
3811 Turtle Creek Blvd.
Suite 1080
Dallas, Texas 75219

D. Martin Phillips                        4,859,627/(3)/                54.58%
1100 Louisiana, Suite 3150
Houston, Texas 77002

Gary R Christopher                        9,333/(4)/                      *
6733 South Yale
Tulsa, Oklahoma  74136

R.A. Walker                               0                             *
Two Shell Plaza
777 Walker, Suite 2400
Houston, Texas 77002

Stephen W. Herod                          60,341/(5)/                   *
1110 Briar Ridge Drive
Houston, Texas  77057

Richard K. Stoneburner                    0                             *
3019 Greenwood Glenn
Kingwood, Texas 77345

Mark S. Holt                              0                             *
22211 Mission Hills Lane
Katy, Texas 77450

Earl W. Ringeisen                         1,000                         *
1820 NW Parkway
Wichita, Kansas 67212

John J. Bassett                           94,674/(6)/                   1.46%
4326 Noble Oak Trail
Houston, Texas  77059

Frank C. Turner, II                       52,197/(7)/                   *
1406 Tallow Court
Seabrook, Texas  77586

Robert W. Hammons                         54,514/(8)/                   *
915 Kentbury Court
Katy, Texas  77450

Directors and executive officers          5,131.686                     57.38%
of the company  as a group
(9 persons)

*    Represents less than 1%.

(1) Mr. Wilson is the Managing Director and a member of W/E Energy Company L.L.C. which is the beneficial owner of 3,474,074 of 3TEC's common stock.. Mr. Wilson, as a managing director of W/E Energy Company L.L.C., shares voting power and dispositive power of the 3,474,074 shares of 3TEC's common stock with the other managing directors of W/E Energy Company L.L.C. and may be deemed to be a beneficial owner of the shares owned by W/E Energy Company

     L.L.C. Mr. Wilson does not have the sole power to vote or dispose of any shares of 3TEC beneficially owned by W/E Energy Company L.L.C. Mr. Wilson disclaims any beneficial ownership of the shares.

(2) Mr. Miller is a Managing Director of EnCap Investments L.L.C., which is a member of W/E Energy Company L.L.C. Mr. Miller shares voting power and dispositive power with the other managing directors of EnCap Investments L.L.C. and may be deemed to be a beneficial owner of the shares owned by EnCap Investments L.L.C. EnCap Investments L.L.C. may be deemed to be the beneficial owner of the 3,474,074 shares of 3TEC's common stock directly owned by W/E Energy Company L.L.C.; however, EnCap disclaims beneficial ownership of these shares. Mr. Miller does not have the sole power to vote or dispose of any shares of 3TEC deemed to be beneficially owned by EnCap Investments L.L.C. Mr. Miller disclaims any beneficial ownership of the shares.

(3) Mr. Phillips is a Managing Director of EnCap Investments L.L.C., which is a member of W/E Energy Company L.L.C. Mr. Phillips shares voting power and dispositive power with the other managing directors of EnCap Investments L.L.C. and may be deemed to be a beneficial owner of the shares owned by EnCap Investments L.L.C. EnCap Investments L.L.C. may be deemed to be the beneficial owner of the 3,474,074 shares of 3TEC's common stock directly owned by W/E Energy Company L.L.C.; however, EnCap disclaims beneficial ownership of these shares. Mr. Philips does not have the sole power to vote or dispose of any shares of 3TEC deemed to be beneficially owned by EnCap Investments L.L.C. Mr. Phillips disclaims any beneficial ownership of the shares.

(4) Represents 4,333 shares of common stock and 5,000 shares issuable upon exercise of options granted to Mr. Christopher. Mr. Christopher is an officer of Kaiser-Francis Oil Company which is the beneficial owner of 1,112,578 shares of 3TEC's common stock.

(5) Represents 36,606 shares of common stock and 18,334 shares issuable upon exercise of options granted to Mr. Herod and 16,203 shares of Series B preferred stock convertible into 5,401 shares of 3TEC common stock.

(6) Represents 39,008 shares of common stock and 55,666 shares issuable upon exercise of options granted to Mr. Bassett; Mr. Bassett resigned as an officer and director of the Company effective September 30, 1999.

(7) Represents 6,697 shares of common stock and 45,500 shares issuable upon exercise of options granted to Mr. Turner. Mr. Turner resigned as an officer December 31, 1999.

(8) Represents 2,348 shares of common stock and 52,166 shares issuable upon exercise of options granted to Mr. Hammons. Mr. Hammons ceased being an officer January 31, 2000.

Board Meetings and Committees of the Board.

     3TEC's Board held three meetings during 1999. All incumbent directors attended all of the meetings of the Board of Directors and Committee meetings.

     Audit Committee. The Audit Committee held one meeting in 1999. The Audit Committee reviews with management the Company's annual financial statements; reviews with the independent accountants their audit report; and reviews the audit plans and activities of the independent accountants and internal auditors. The Audit Committee recommends to the Board the selection of the independent accountants and approves the fees paid to them. The Audit Committee also reviews the adequacy of the Company's internal controls and accounting policies. The Board of Directors has not adopted a written charter for the Audit Committee. Members of this Committee are Mr. Miller and Mr. Christopher, both of whom are independent directors.

     Compensation Committee. The Compensation Committee held two meetings during 1999. The Compensation Committee administers the Company's incentive plans, sets policies that govern executives' annual compensation and long-term incentives, and reviews management performance, compensation, development and succession. Members of this Committee are Mr. Miller, Mr. Phillips and Mr. Christopher.

     Audit Committee Report. The audit committee has reviewed and discussed the audited financial statements with management of the Company. The audit committee has discussed with the Company's independent auditors the matters required to be discussed by SAS 61. In addition, the audit committee has received the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No.1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence. Based upon its review, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for 1999 for filing with the Securities and Exchange Commission.


                                           AUDIT COMMITTEE
                                           David B. Miller
                                           Gary R. Christopher

        Early Compliance with Amendments to NASDAQ's Independent Director and Audit Committee Listing STandards. On December 14, 1999, the SEC approved amendments to Nasdaq's independent director and audit committee listing standards. Pursuant to such amendments, the Company has until June 14, 2001 to meet the new audit committee structure and membership requirements. However, the Company is working on a plan whereby the Company will comply with such requirements in the near future. As a part of such early compliance plan, the Company intends to increase the size of the Board of Directors and to include at least one additional independent director on the Board prior to the next annual meeting of stockholders.


                          PROPOSAL TO ELECT DIRECTORS

Introduction

     The Board of Directors proposes the following five nominees for election as directors at the Annual Meeting: Floyd C. Wilson, David B. Miller, D. Martin Phillips, Gary R. Christopher, and Stephen W. Herod. The directors will hold office from election until the next Annual Meeting of Stockholders or until their successors are elected and qualified. If any of these nominees for director becomes unavailable, the persons named in the enclosed proxy intend to vote for any alternate designated by the present Board.

Vote Required for the Election of Directors

     Directors shall be elected by a plurality of the shares represented at the Annual Meeting entitled to vote in the election of Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR DIRECTORS.

                                  PROPOSAL TO
                           RATIFY THE APPOINTMENT OF
                               KPMG, LLP AS THE
                        COMPANY'S INDEPENDENT AUDITORS

Introduction

     The Audit Committee and Board of Directors recommend that KPMG, LLP continue as 3TEC's independent auditors for 2000. KPMG, LLP served as independent auditors of the Company for the fiscal year 1999.

     In April 1998, as part of the Company's annual consideration and selection of independent accountants, 3TEC decided not to engage Schultz, Watkins & Company, who had served as 3TEC's independent certified public accountants since prior to 1993, and retained KPMG LLP to serve as the Company's independent certified public accountants.

     Management had no disagreement with Schultz, Watkins & Company on any material matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Schultz, Watkins & Company's report on our financial statements for 1997 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     A representative of KPMG, LLP will be present at the Annual Meeting to make a statement, if he desires, and to respond to questions of stockholders.

Vote Required for the Ratification of KPMG, LLP

     The affirmative votes equal to at least a majority of the votes of holders of common stock cast at the Annual Meeting, in person or by proxy, is required for ratification of KPMG, LLP as the independent accountants for 3TEC.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG, LLP AS INDEPENDENT AUDITORS.

               PROPOSAL  TO APPROVE THE COMPANY'S 2000 EMPLOYEE
                     STOCK OPTION PLAN AS DESCRIBED HEREIN

Introduction

     The Board voted to adopt the Company's 2000 Stock Option Plan (the "2000 Plan") on April 3, 2000, subject to approval by the stockholders of the Company.

Vote Required

     The affirmative vote of a majority of the shares voting is required for the adoption of the Company's 2000 Stock Option Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL, RATIFICATION AND CONFIRMATION OF THE ADOPTION BY THE BOARD OF DIRECTORS OF THE COMPANY'S 2000 STOCK OPTION PLAN.

     The Board of Directors and management believe that the 2000 Plan will help attract and retain competitively superior employees and promote long-term growth and profitability by further aligning employee and shareholder interests.

     A summary of the essential features of the 2000 Plan is provided below, but is qualified in its entirety by reference to the full text of the 2000 Plan which is attached hereto as Exhibit A.

     The 2000 Plan is administered by the Compensation Committee of the Board of Directors of the Company. The Compensation Committee has the authority to select the employees of the Company who will receive options and to establish the number of shares which may be issued under each option; provided, however, that the maximum number of shares that may be subject to options granted under the Plan to an individual optionee during any calendar year may not exceed 500,000 (subject to adjustment in the event of a recapitalization, subdivision, consolidation, payment of a stock dividend or other corporate action affecting the number of shares outstanding).

     The 2000 Plan provides for two types of options: (a) incentive stock options and (b) nonqualified stock options. The terms and conditions of the option agreements to be executed pursuant to the 2000 Plan shall contain such terms and conditions as may be approved by the Compensation Committee and such option agreements need not be identical. Such option agreements may provide for the surrender of the right to purchase shares under the option in return for a payment in cash or shares of stock of the Company or a combination of cash and shares of stock of the Company equal in value to the excess of the fair market value of the shares with respect to which the right to purchase is surrendered over the option price therefor (a "stock appreciation right"). Each option and all rights granted under the 2000

Plan shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

     Options under the 2000 Plan may only be granted to individuals who are employees of the Company or any parent or subsidiary of the Company at the time the option is granted; however, members of the Compensation Committee are not eligible to be granted options.

     The aggregate number of shares which may be issued under options granted under the 2000 Plan shall not exceed 2,000,000 shares of stock of the Company (subject to adjustment in the event of a recapitalization, subdivision, consolidation, payment of a stock dividend or other corporate action affecting the number of shares outstanding). Such shares may consist of authorized but unissued shares of stock of the Company or previously issued shares of the Company reacquired by the Company. If any options or SARs granted under the 2000 Plan are forfeited, or if options or SARs terminate for any other reason prior to exercise, then the underlying shares of common stock again become available for awards.

     The purchase price of stock of the Company issued under each option shall be equal to the fair market value of the stock of the Company subject to the option on the date the option is granted; however, this limitation shall not apply to incentive stock options for which a greater purchase price is required pursuant to the provisions of the 2000 Plan.

     The 2000 Plan became effective April 3 , 2000, the date of its adoption by the Board of Directors, provided the 2000 Plan is approved by the stockholders of the Company within twelve months thereafter. Except with respect to options then outstanding, if not sooner terminated under the provisions of the 2000 Plan, such Plan shall terminate upon and no further options shall be granted after April 1, 2010.

     The shares with respect to which options may be granted are shares of common stock of the Company as presently constituted. The 2000 Plan provides that if the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option.

     The 2000 Plan provides that, upon a Corporate Change (hereafter defined), the Compensation Committee may accelerate the vesting of options, cancel options and make payments in respect thereof in cash, adjust the outstanding option as appropriate to reflect such Corporate Change, or provide that each option shall thereafter be exercisable for the number and class of securities or property that the optionee would have been entitled to had the option already been exercised. The 2000 Plan provides that a "Corporate Change" occurs (a) if the Company is to be dissolved and liquidated, (b) if the Company is not the surviving entity in any merger, consolidation or other reorganization (other than in connection with a reincorporation or other merger or consolidation in which the stockholders of the surviving company and their proportionate interests are substantially the same as those of the Company immediately prior to such transaction), (c) if the Company sells, leases or exchanges all or substantially all of its assets, (d) if any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of the Company's voting stock or (e) if after a contested election of directors, the persons who were directors before such election cease to constitute a majority of the Board.

     The Board of Directors may terminate the 2000 Plan with respect to any shares for which options have not theretofore been granted. The Board may amend the 2000 Plan; however, the Board may not make amendments which would materially increase the benefits accruing to participants under the 2000 Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the 2000 Plan, change the class of individuals eligible to receive options under the 2000 Plan or extend the term of the 2000 Plan, without the approval of the stockholders of the Company.

Federal Income Tax Aspects of the 2000 Plan

     Nonqualified Stock Options and Stock Appreciation Rights. As a general rule, no federal income tax is imposed on the optionee upon the grant of a nonqualified stock option such as those under the 2000 Plan (whether or not including a stock appreciation right) and the Company is not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a nonqualified stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares. In the case of the exercise of a stock appreciation right, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the optionee. Upon the exercise of a nonqualified stock option or a stock appreciation right, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the optionee assuming any federal income tax withholding requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of a nonqualified stock option or a stock appreciation right, any appreciation after the date of exercise should qualify as capital gain. If the shares received upon the exercise of an option or a stock appreciation right are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and the Company's tax deduction (assuming any federal income tax withholding requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% stockholders by
Section 16(b) of the Securities Exchange Act of 1934, as amended, is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a nonqualified stock option or stock appreciation right.

     Incentive Stock Options. The incentive stock options under the 2000 Plan are intended to constitute "incentive stock options" within the meaning of
Section 422(b) of the Internal Revenue Code of 1986, as amended. Incentive stock options are subject to Annual federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an incentive stock option if the optionee does not dispose of shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the "holding period"). In such event, the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price must be included in the optionee's alternative minimum taxable income. However, if the optionee exercises an incentive stock option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

     Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. If an optionee disposes of shares acquired pursuant to his exercise of an incentive stock option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

     Except as described above, there are no federal income tax effects to the Company upon the issuance of the shares of common stock pursuant to the exercise of options or stock appreciation rights granted under the 2000 Plan or the disposition of the shares acquired pursuant to such exercise.

Executive Compensation

     Summary Compensation Table. The following table sets forth the aggregate cash compensation earned by and paid to 3TEC's executive officers for the periods ended December 31, 1997 through December 31, 1999:

                                           Annual Compensation                           Long-Term Compensation
                                           -------------------                           ----------------------
                                                                                           Awards        Payouts
                                                                                           ------        -------
                                                                                          Securities
                                                                                          Underlying
                                                                                 Restr.     Options/                    All Other
Name and                                                        Other Annual     Stock        SARs         LTIP        Compensation
Principal Position          Year     Salary ($)    Bonus ($)   Compensation   Awards($)      (#)       Payouts ($)         ($)
------------------          ----     ----------    ----------   ------------   ---------      ---       -----------         ---

Floyd C. Wilson              1999       58,333       8,333                -          -            -             -               -
Chairman of the              1998            -           -                -          -            -             -               -
Board, Chief                 1997            -           -                -          -            -             -               -
Executive Officer /(1)/

John J. Bassett              1999       92,992           -                -          -            -             -        22,967/(4)/
Executive Vice               1998      111,667      37,121                -         --       35,000             -               -
President /(2)/              1997       95,521       6,001                -    129,545      132,000             -        13,032/(3)/



Stephen W. Herod               1999   107,013    3,347        -        -        -    -      13,090/(4)/
Vice President -               1998   100,000   24,375        -       --   35,000    -           -
Corporate                      1997    50,000        -        -        -        -    -           -
Development:
Treasurer

Richard K. Stoneburner         1999    23,333    2,500        -        -        -    -      14,234/(3)/
Vice President -               1998         -        -        -        -        -    -           -
Exploration                    1997         -        -        -        -        -    -           -

Mark S. Holt                   1999    19,250    1,375        -        -        -    -       3,481/(3)/
Vice President -               1998         -        -        -        -        -    -           -
Land                           1997         -        -        -        -        -    -           -

Earl W. Ringeisen              1999    23,333    3,333        -        -        -    -           -
Vice President -               1998         -        -        -        -        -    -           -
Production                     1997         -        -        -        -        -    -           -

Robert W. Hammons              1999    94,273    2,948        -        -        -    -      17,122/(4)/
Reservoir                      1998    91,250   25,625        -       --   22,000    -           -
Engineer/(5)/                  1997    85,729    6,000        -   57,960   94,500    -      12,500/(3)/

Frank C. Turner, II/(6)/       1999    91,725    2,868        -        -        -    -      19,470/(4)/
                               1998    89,167   25,521        -        -   22,000    -           -
                               1997    85,729    6,000        -   57,960   94,500    -      16,250/(3)/

(1) Employed August 27, 1999
(2) Resigned effective September 30, 1999
(3) Relocation Expenses
(4) Payments under Net Profits Interest Plan and Employer contribution into Company's SEP/IRA Plan
(5) Ceased being an officer of the Company January 31, 2000
(6) Resigned as an officer of the Company December 31, 1999

     Compensation Under Plans. 3TEC established a SEP/IRA retirement plan (the "Plan") in 1993 which allowed for a maximum discretionary Company contribution of 15% of total wages paid to employees for the year. For the years ended December 1998 through 1996, 3TEC paid no contributions in 1998, $51,500 in 1997 and $5,000 in 1996 to the Plan, including $32,064 (1997) and $3,068 (1996) for all executive officers as a group. Such plan was terminated by the Board of Directors of the Company on August 9, 1999.

     3TEC established a 401(k) plan in October 1997, which allows for voluntary contributions by the employees and the employer. No Company contributions were made in 1997, 1998 or in 1999.

     In March 1995, the Board of Directors adopted an employee incentive compensation plan ("NPI Plan") whereby the proceeds equivalent to 1% net profits interest (the "net profits interest") in all oil and gas properties, drilling prospects and acquisitions and divestitures acquired or made after January 1, 1994 were paid into a fund for incentive compensation awards to eligible employees.

     For the year ended December 31, 1996, 3TEC paid $6,916 to employees through the NPI Plan, including $4,897 for all executive officers as a group. No amount was paid into the NPI Plan in 1997 or 1998.

     As part of closing of the Securities Purchase Agreement between 3TEC and W/E, the NPI Plan was terminated effective August 27, 1999. On the termination date 3TEC paid $274,625 to employees through the NPI Plan including $72,651 for all executive officers as a group. All eligible employees were notified of the termination of the plan and signed consents and waivers of any further claim or compensation under the NPI Plan.

     3TEC has no other retirement, pension/profit-sharing or other deferred compensation.

Stock Option Plans

     Option Grants in Last Fiscal Year. The Amended and Restated 1995 Stock Option and Stock Appreciation Rights Plan, as amended (the "1995 Plan") is administered by the Compensation Committee (the "Committee") of the Board of Directors. At least two members of the Committee must be disinterested nonemployee directors. The Committee is authorized to determine the employees, including officers, to whom options or rights are granted. Each option or right granted shall be on such terms and conditions consistent with the Plan as the Committee may determine, but the duration of any option or right shall be not greater than ten years or less than five years from the date of grant.

     Options or rights grants shall be made under the 1995 Plan only to persons who are officers or salaried employees of 3TEC or are nonemployee directors.
The aggregate number of shares of common stock of 3TEC which could be subject to options or rights under the 1995 Plan during 1999 was 500,000. The option price of shares covered by options granted under the 1995 Plan may not be less than the fair market value at the time the option is granted. The option price must be paid in full in cash or cash equivalent at the time of purchase or prior to delivery of the shares in accordance with cash payment arrangements acceptable to the Committee. If the Committee so determines, the option price may also be paid in shares of 3TEC's common stock already owned by the optionee.

     The 1999 Stock Option Plan, (the "1999 Plan") is administered by the Compensation Committee (the "Committee") of the Board of Directors. The Committee must have at least two members who must be disinterested nonemployee directors. The Committee is authorized to determine the employees, including officers, to whom options or rights are granted.

     Options or rights grants shall be made under the 1999 Plan only to persons who are employees of 3TEC. The aggregate number of shares of common stock of 3TEC which could be subject to options or rights under the 1999 Plan during 1999 was 500,000. The option price of shares covered by options granted under the 1999 Plan may not be less than the fair market value at the time the option is granted. The option price must be paid in full in cash or cash equivalent at the time of purchase or prior to delivery of the shares in accordance with cash payment arrangements acceptable to the Committee. If the Committee so determines, the option price may also be paid in shares of 3TEC's common stock already owned by the optionee.

     During the fiscal year ended December 31, 1999, options covering 199,000 shares were issued under the 1995 Plan and no options were issued under the 1999 Plan or the 2000 Plan.

     The following table provides certain information with respect to all options granted during the fiscal year ended December 31, 1999 to any executive officer or director of 3TEC; 199,000 options were granted under the 1995 Plan, and none were granted under either the 1999 Plan or the 2000 Plan or outside of the Plans:

                               Individual Grants

                                   Number of
                                 Securities       % of Total
                                 Underlying      Options/SARs
                                  Options/        Granted to
                                    SARS         Employees in      Exercise or Base    Expiration
     Name                        Granted (#)     Fiscal Year         Price ($/Sh)         Date
     ----                        -----------     -----------         ------------         ----
     Floyd C. Wilson                   -                 -                     -            -

     John J. Bassett/(1)/         11,666                 18%                4.50

     Stephen W. Herod              6,666                 10%                4.50

     Richard K. Stoneburner            -                   -                   -            -

     Mark S. Holt                      -                   -                   -            -

     Earl W. Ringeisen                 -                   -                   -            -

     Frank C. Turner, II/(2)/      6,666                 10%                4.50

     Robert W. Hammons/(3)/        6,666                 10%                4.50

(1) Resigned as an officer and director of the Company effective September 30, 1999
(2) Resigned as an officer of the Company effective December 31, 1999
(3) Ceased being an officer of the Company effective January 31, 2000

     Aggregated Option Exercises in Last Fiscal Year and Option Value Table as of December 31, 1999. The following table sets forth certain information concerning each exercise of stock options during the year ended December 31, 1999, by each of the named executive officers and directors and the aggregated fiscal year-end value of the unexercised options of each such named executive officer and director:


                                                          Individual Grants

                                                                     Number of Securities         Value of Unexercised
                                                                    Underlying Unexercised            In-the-Money
                                                                       Options/SARs at               Options/SARs at
                                 Shares                                   FY End (#)                    FY End ($)
                                Acquired          Value             -----------------------      -------------------------
     Name                    on Exercise (#)   Realized ($)         Exer.           Unexer.       Exer.            Unexer.
     ----                    --------------    ------------         -----           ------        -----            ------
Floyd C. Wilson                          -             -                 -         -                    -             -

John J. Bassett/(1)/                18,333       151,875            55,666

Frank C. Turner, II/(2)/                 -             -            45,500         -            21,247.88             -

Robert W. Hammons/(3)/                   -             -            52,166         -            22,497.76             -

Stephen W. Herod                         -             -            18,333         -            21,247.88             -

Richard K. Stoneburner                   -             -                 -         -                    -             -

Mark S. Holt                             -             -                 -         -                    -             -

Earl W. Ringeisen                        -             -                 -         -                    -             -

Gary R. Christopher*                     -             -             5,000         -             5,310.38             -

*   Nonemployee director
(1) Resigned as an officer and director or the Company effective September 30, 1999
(2) Resigned as an officer of the Company effective December 31, 1999
(3) Ceased being an officer of the Company effective January 31, 2000


Compensation of Directors

Prior to August 27, 1999 each director was paid an attendance fee of $ 500 for each meeting of the Board and of each Committee of the Board. Presently, directors are not paid an attendance fee but 3TEC reimburses directors' documented travel and lodging expenses.

Each nonemployee director is eligible for incentive awards under the 1995 Stock Option and Stock Appreciation Rights Plan. The Board of Directors approved the Compensation Committee's recommendation to issue during 1999 nonqualified stock options pursuant to the 1995 Plan to the following nonemployee directors:


                                    Issued 2/99
                                      No. of         Exercise
           Name                   Optioned Shares      Price
           ----                   ---------------      -----

     Edward P. Turner, Jr.*                1,666      $4.50
     Frank E. Bolling, Jr.*                1,666      $4.50
     Gary R. Christopher                   1,666      $4.50
     Alvin V. Shoemaker*                   1,666      $4.50
     David B. Miller***                        -          -
     D. Martin Phillips***                     -          -

*    Resigned as of August 27, 1999
***  Elected August 27, 1999


Employment Agreements

     Floyd C. Wilson and 3TEC entered into an employment agreement commencing on April 15, 2000 and terminating on December 31, 2002, with automatic one-year extensions upon each anniversary date of the last day of the Employment Period thereafter, unless either party gives at least 90 days' notice of termination, to serve as Chief Executive Officer with a $325,000 base annual salary. The Company may terminate Mr. Wilson's employment under the employment agreement for "Cause." "Cause" is defined as (i) the inability of employee, despite any reasonable accommodation required by law, due to bodily injury or disease or any other physical or mental incapacity, to perform the services provided for under the employment agreement for a period of 120 days in the aggregate, within any given period of 180 consecutive days during the term of the employment agreement, in addition to any statutorily required leave of absence, (ii) conduct of the employee that constitutes fraud, theft, or a criminal act involving moral turpitude, in each case only if it materially affects his ability to perform the duties and responsibilities of his position or has a material adverse effect on the Company, (iii) commission of a material act of fraud against the Company, (iv) embezzlement of funds or misappropriation of other property by the employee from the Company; or (v) failure of employee to observe or perform his material duties and obligations as an employee of the Company or a material breach of the employment agreement, after 30 days advance written notice of such failure or breach which has not been cured. If Mr. Wilson is terminated by 3TEC without Cause, the Company is required to pay him an amount equal to the salary payable to him over the remaining term of his agreement.

     The employment agreement contains certain noncompete, confidentiality and noninterference provisions. For example, during the term of the employment agreement Mr. Wilson may not be employed or render advisory, consulting or other services in connection with any business enterprise or person that is engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products. Further, during the term of the employment agreement Mr. Wilson may not be financially interested, invest or engage in any business that is engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products, with certain limited exceptions. The agreement also provides that Mr. Wilson will not disclose or make use of any trade secrets or confidential or proprietary information pertaining to the Company in a way that is materially detrimental to the Company. Mr. Wilson is also prohibited during the two-year period of his employment agreement or the period in which Mr. Wilson is employed by the Company, whichever is longer, and for a six-month period commencing upon the termination of such longer period from soliciting any employee of the Company or any other person who is under contract with or rendering services to the Company to (i) terminate his or her employment with the Company, (ii) refrain from extending or renewing his or her employment with the Company, (iii) refrain from rendering services to or for the Company, (iv) become employed by or to enter into contractual relations with any persons other than the Company, or (v) enter into a relationship with a competitor of the Company.

     R.A. Walker and 3TEC entered into an employment agreement commencing on May 1, 2000 and terminating on December 31,2002, with automatic one-year extensions upon each anniversary date of the last day of the Employment Period thereafter, unless either party gives at least 90 days' notice of termination, to serve as President and Chief Financial Officer with a $300,000 base annual salary. The agreement provides that Mr. Walker will be granted stock options giving him the right to purchase 500,000 shares of common stock in the Company, one-half of which shall be vested upon grant with the remaining one-half to vest equally over a three (3) year period. The option price shall be the fair market value of the stock on the date of grant. The Company may terminate Mr. Walker's employment under the employment agreement for Cause or without Cause. "Cause" is defined as (i) the inability of employee, despite any reasonable accommodation required by law, due to bodily injury or disease or any other physical or mental incapacity, to perform the services provided for under the employment agreement for a period of 120 days in the aggregate, within any given period of 180 consecutive days during the term of the employment agreement, in addition to any statutorily required leave of absence, (ii) conduct of the employee that constitutes fraud, theft, or a criminal act involving moral turpitude, in each case only if it materially affects his ability to perform the duties and responsibilities of his position or has a material adverse effect on the Company, (iii) commission of a material act of fraud against the Company, (iv) embezzlement of funds or misappropriation of other property by the employee from the Company; (v) failure of employee to observe or perform his material duties and obligations as an employee of the Company or a material breach of the employment agreement, after 30 days advance written notice of such failure or breach which has not been cured, (vi) employee's habitual use of illegal controlled substances, intoxication during normal business hours while conducting the Company's business, which, in the reasonable judgment of the Board of Directors, so impairs employee's credibility and reputation that employee can no longer perform his duties, or (vii) employee has been found civilly liable for sexual harassment or related offenses (or the Company has been found civilly liable for such actions by Employee). If Mr. Walker is terminated by 3TEC without Cause, the Company is required to pay him an amount equal to two times his base salary.

     The employment agreement contains certain noncompete, confidentiality and noninterference provisions. For example, during the term of the employment agreement Mr. Walker may not be employed or render advisory, consulting or other services in connection with any business enterprise or person that is engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products. Further, during the term of the employment agreement Mr. Walker may not be financially interested, invest or engage in any business that is engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products, with certain limited exceptions. The agreement also provides that Mr. Walker will not disclose or make use of any trade secrets or confidential or proprietary information pertaining to the Company in a way that is materially detrimental to the Company. Mr. Walker is also prohibited during the period of his employment agreement or the period in which Mr. Walker is employed by the Company, whichever is longer, and for a six-month period commencing upon the termination of such longer period from soliciting any employee of the Company or any other person who is under contract with or rendering services to the Company to (i) terminate his or her employment with the Company, (ii) refrain from extending or renewing his or her employment with the Company, (iii) refrain from rendering services to or for the Company,
(iv) become employed by or to enter into contractual relations with any persons other than the Company.

     Mr. Herod executed an employment agreement with 3TEC with an effective date of July 1, 1997 and extending through June 30, 2000, with automatic one-year extensions upon each anniversary date of the employment agreement thereafter unless either party gives at least 30 days' notice of termination. The employment agreement is terminable by 3TEC before expiration of the term if such termination is for cause (as specified in the employment agreement). The executive employment agreement provides for an annual salary of not less than the base salary of $100,000, which amount may be adjusted from time to time by the Board of Directors upon the recommendation of the Compensation Committee.
It also provides for fringe benefits in accordance with 3TEC's policies adopted from time to time for salaried executive employees holding comparable positions.

Section 16(a) Beneficial Ownership Reporting Compliance

     For the period January 1, 1999, to December 31, 1999, the Company believes all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were fulfilled. For the period January 1, 2000 to the present, a Form 3 for Mark S. Holt, Terry W. Gautier, Earl W. Ringeisen, and Richard K. Stoneburner and a Form 5 for Stephen W. Herod were not filed on a timely basis.

Changes in Control

     In August 1999, W/E Energy Company L.L.C., formerly known as 3TEC Energy Company L.L.C., which is owned by affiliates of EnCap Investments L.L.C. and Floyd C. Wilson, purchased a controlling interest in the Company for approximately $20.5 million in cash and $875,000 in producing properties. As of April 7, 2000, W/E Energy Company L.L.C. owned approximately 25% of the Company's outstanding common stock, or approximately 45% assuming the exercise and conversion of all securities purchased by them in August 1999.

     In connection with this transaction, Kaiser-Francis Oil Company, C.J. Lett, III, Weskids, L.P., Alvin V. Shoemaker (collectively referred to as the "Major Stockholders"), W/E Energy Company L.L.C. and the Company entered into a Stockholders' Agreement dated as of August 27, 1999 (the "Stockholders' Agreement"). Under the terms of the Stockholders' Agreement, the number of directors serving as members of the Board of Directors of 3TEC (the "Board") was reduced from seven (7) to five (5). W/E has the right to designate three members of the Board; provided that if W/E owns less than 15% of the issued and outstanding shares of Common Stock it shall be entitled to designate only two
(2) members to the Board; provided, further, that if W/E owns less than 7 1/2% of the issued and outstanding shares of Common Stock it shall be entitled to designate only one (1) member to the Board. The Major Stockholders have the right to designate two members of the Board; provided that if the Major Stockholders own less than 7 1/2% of the issued and outstanding shares of Common Stock they shall be entitled to designate only one (1) member to the Board. All parties to the Stockholders' Agreement agree to vote all shares held by them in favor of the election or removal of the directors designated by W/E and the Major Stockholders. If either W/E or the Major Stockholders are no longer eligible to designate a director or directors to the Board, the then existing Board shall either (1) decrease the size of the Board, (2) leave the vacated seat empty, or (3) appoint a replacement to serve until the next election of directors by the stockholders of 3TEC, and select a nominee to fill the open seat for election by stockholders at the next annual meeting. The Major Stockholders may request that a non-voting advisory board member that is subject
to W/E's approval be appointed to the Board.   The Stockholders' Agreement will
terminate if each of W/E and the Major Stockholders own less than five percent of the issued and outstanding shares of Common Stock.

Certain Relationships and Related Transactions.

     On February 3, 2000, the Company completed the acquisition of Magellan Exploration, LLC ("Magellan"), from certain affiliates of EnCap and other third parties for consideration consisting of (a) 1,085,934 shares of Company common stock, (b) four year warrants to purchase up to 333,333 shares of common stock at $30.00 per share, (c) 617,008 shares of 5% Series D Convertible Preferred Stock with a redemption value of $24.00 per share and (d) the assignment of performance based "back-in" working interest of 5% of Magellan's interest in 12 exploration prospects.

                                 MISCELLANEOUS

Stockholder Proposals

     If a stockholder intends to present a proposal for action at the 2001 annual meeting and wishes to have such proposal considered for inclusion in the Company's proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the proposal must be submitted in writing and received by the Company by January 1, 2001. Such proposals must also meet the other requirements of the rules of the Commission relating to stockholders' proposals.

     The 3TEC Bylaws establish an advance notice procedure applicable to the proposal of business to be considered at a meeting which requires such notice by a stockholder in connection with the Company's annual meeting to be delivered to the Company not less than 60 nor more than 90 days prior to the first anniversary of the of the previous year's annual meeting. If the annual meeting is more than 30 days before or more than 60 days after such anniversary date; however, notice by the stockholder to be timely must be delivered no earlier than 90 days prior to the annual meeting and no later than 60 days prior to the annual meeting and the tenth day following the issuance by the Company of a press release announcing the meeting date. In addition, the 3TEC Bylaws contain advance notice procedures applicable to the nomination by stockholders of directors for election to the Company's Board of Directors. In general, notice of a director nomination for an annual meeting must be received by the Company 90 days or more before the date of the annual meeting and must contain specified information and conform to certain requirements, as set forth in the Bylaws. Notice of a director nomination for a special meeting must be received by the Company no later than the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. If the chairman of the stockholders' meeting determines that a director nomination was not made in accordance with the Bylaws, the Company may disregard such nomination.

     Proposals and nominations should be addressed to the Secretary of the Company, David S. Elkouri, Two Shell Plaza, 777 Walker, Suite 2400, Houston, Texas 77002.


Discretionary Authority

     At the time of mailing this Proxy Statement, the Board of Directors was not aware of any other matters which might be presented at the meeting. If any matter not described in this Proxy Statement should properly be presented, the persons named in the accompanying form of proxy will vote such proxy in accordance with their judgment.

                               By Order of the Board of Directors


                               /s/ Floyd C. Wilson
                               Floyd C. Wilson
                               Chairman of the Board and Chief Executive Officer

DATED this 1st day of May, 2000

                                  EXHIBIT "A"

                            3TEC ENERGY CORPORATION

                            2000 STOCK OPTION PLAN



                              I.  Purpose of Plan

The 3TEC ENERGY CORPORATION 2000 STOCK OPTION PLAN (the "Plan") is intended to provide a means whereby certain employees of 3TEC ENERGY CORPORATION, a Delaware corporation (the "Company"), and its subsidiaries may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Accordingly, the Company may grant to certain employees ("Optionees") the option ("Option") to purchase shares of the common stock of the Company ("Stock"), as hereinafter set forth. Options granted under the Plan may be either incentive stock options, within the meaning of section 422(b) of the Internal Revenue Code, as amended (the "Code"), ("Incentive Stock Options") or options which do not constitute Incentive Stock Options.


                              II.  Administration

The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"), and the Committee shall be (a) comprised solely of two or more outside directors (within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder), and (b) constituted so as to permit the Plan to comply with Rule 16b-3, as currently in effect or as hereinafter modified or amended ("Rule 16b-3"), promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Committee shall have sole authority to select the Optionees from among those individuals eligible hereunder and to establish the number of shares which may be issued under each Option; provided, however, that, notwithstanding any provision in the Plan to the contrary, the maximum number of shares that may be subject to Options granted under the Plan to an individual Optionee during any calendar year may not exceed 500,000 shares (subject to adjustment in the same manner as provided in Paragraph VIII hereof with respect to shares of Stock subject to Options then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are canceled or repriced. In selecting the Optionees from among individuals eligible hereunder and in establishing the number of shares that may be issued under each Option, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan.

All decisions made by the Committee in selecting the Optionees, in establishing the number of shares which may be issued under each Option and in construing the provisions of the Plan shall be final.


                            III.  Option Agreements

(a) Each Option shall be evidenced by a written agreement between the Company and the Optionee ("Option Agreement") which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Stock or a combination of cash and shares of Stock equal in value to the excess of the fair market value of the shares with respect to which the right to purchase is surrendered over the option price therefor ("Stock Appreciation Rights"), on such terms and conditions as the Committee in its sole discretion may prescribe; provided, that with respect to Stock Appreciation Rights granted to employees who are subject to Section 16 of the 1934 Act, except as provided in Subparagraph VIII(c) hereof, the Committee shall retain final authority (i) to determine whether an Optionee shall be permitted, or (ii) to approve an election by an Optionee, to receive cash in full or partial settlement of Stock Appreciation Rights. Moreover, an Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Stock (plus cash if necessary) having a fair market value equal to such option price.

(b) For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the mean of the reported high and low sales price of the Stock (i) reported by the National Market System or NASDAQ on that date or (ii) if the Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over the counter at the time a determination of its fair market value is required to made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

(c) Each Option and all rights granted thereunder shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative.


                         IV.  Eligibility of Optionee

Options may be granted only to individuals who are employees (including officers and directors who are also employees) of the Company or any parent or subsidiary corporation (as defined in section 424 (e) and (f) of the Code) of the Company at the time the Option is granted; provided, however, that members of the Committee shall not be eligible to be granted Options. Options may be granted to the same individual on more than one occasion. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, unless
(i) at the time such Option is granted the option price is 110% of the fair market value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination.


                          V.  Shares Subject to Plan

The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 2,000,000 shares of Stock. Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan to the extent permitted under Rule 16b-3. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph VIII hereof with respect to shares of Stock subject to Options then outstanding. Exercise of an Option in any manner, including an exercise involving a Stock Appreciation Right, shall result in a decrease in the number of shares of Stock which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.


                               VI.  Option Price

The purchase price of Stock issued under each Option shall be equal to the fair market value of Stock subject to the Option on the date the Option is granted; provided, however, that this limitation shall not apply to Incentive Stock Options for which a greater purchase price is required pursuant to Paragraph IV hereof.


                              VII.  Term of Plan

The Plan shall be effective upon April 3, 2000, the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company within twelve months thereafter. Notwithstanding any provision in this Plan or in any Option Agreement, no Option shall be exercisable prior to such stockholder approval.

Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph IX, the Plan shall terminate upon and no further Options shall be granted after April 1, 2010.


                   VIII.  Recapitalization or Reorganization

(a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b) The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

(c) If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option.

If (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), no later than (a) ten (10) days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) thirty (30) days after a change of control of the type described in Clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Optionee, shall act to effect one or more of the following alternatives, which may vary among individual Optionees and which may vary among Options held by any individual Optionee: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Optionees thereunder shall terminate, (2) require that mandatory surrender to the Company by selected Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Optionee an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the "Change of Control Value") of the shares subject to such Option over the exercise price(s) under such Options for such shares, (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding) or (4) provide that the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the Optionee had been the holder of record of the number of shares of Stock then covered by such Option.

(d) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason therefor shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share.


                   IX.  Amendment or Termination of the Plan

The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would impair the rights of the Optionee without the consent of such Optionee (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder); and provided, further, that (i) the Board may not make any alteration or amendment which would decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3 and (ii) the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, change the class of individuals eligible to receive Options under the Plan or extend the term of the Plan, without the approval of the stockholders of the Company.

                              X.  Securities Laws

(a) The Company shall not be obligated to issue any Stock pursuant to any Option granted under the Plan at any time when the offering of the shares covered by such Option have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the offering and sale of such shares.

(b) It is intended that the Plan and any grant of an Option made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-
3. If any provision of the Plan or any such Option would disqualify the Plan or such Option under, or would otherwise not comply with, Rule 16b-3, such provision or Option shall be construed or deemed amended to conform to Rule 16b-3.

                                 XI.  General

(a) Nothing contained in this Plan or any Option granted pursuant to this Plan shall confer upon any employee the right to continue in the employ of the Company or its parent or subsidiary or any other corporation affiliated with the Company, or interfere in any way with the rights of the Company or its parent or subsidiaries or any corporation affiliated with the Company to terminate his or her employment.

(b) No Optionee shall have any rights as a stockholder of the Company with respect to any shares of Stock subject to an Option hereunder until such shares of Stock have been issued.

(c) Nothing contained in this Plan or in any Option Agreement issued hereunder shall impose any liability or responsibility on the Company, the Board, the Committee or any member or any of the foregoing to pay, or reimburse any Optionee for the payment of any tax arising out of, or on account of the issuance of an Option or Options hereunder to any Optionee, an Optionee's exercise of any Option issued under the Plan or an Optionee's sale, transfer or other disposition of any Stock acquired pursuant to the exercise of any Option issued hereunder. Any person receiving an Option hereunder shall expressly acknowledge and agree that such participation is voluntary and that the Optionee shall be solely responsible for all taxes to which he or she may or become subject as a consequence of such participation.

$4/nofolio

                                     PROXY
             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                            3TEC ENERGY CORPORATION

     The undersigned, a stockholder of record of 3TEC Energy Corporation (the "Company"), hereby appoints Floyd C. Wilson or Stephen W. Herod, with power of substitution, to represent and to vote all of the shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Two Shell Plaza, 777 Walker, Suite 2400, Houston, Texas, 77002 ,on May 24, 2000 at 10:00 a.m. Central Daylight Time, and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such shares; and the undersigned hereby instructs said proxy to vote all such shares of stock at the Annual Meeting in accordance with the following instructions: (indicate by check mark)

I.   Election of Directors:
     Nominees:                    Floyd C. Wilson, Gary R. Christopher, Stephen W. Herod,
                                  David B. Miller, D. Martin Phillips

          [_]  VOTE FOR                          [_]  VOTE WITHHELD                       [_]  EXCEPTIONS
               ALL NOMINEES                           FROM ALL NOMINEES


         INSTRUCTIONS:          To withhold authority to vote for any individual
                                nominee, mark the "Exceptions" box and write
                                that below. nominee's name in the space provided

         Exceptions:            ______________________________

II.  Proposal to Ratify the Appointment of Independent Auditors

          [_]  FOR                               [_]  AGAINST                             [_]  ABSTAIN

III. Proposal to approve the Company's 2000 Stock Option Plan

          [_]  FOR                               [_]  AGAINST                             [_]  ABSTAIN

IV.  Other Matters

          WITH discretionary authority                      WITHOUT AUTHORITY
          to vote upon any other matters [_]                to vote upon any other matters  [_]

     Stockholders approving the proposals set forth herein should mark the "For" box herein; those opposing such action should register their position by marking the appropriate "Against" or "Abstain" box herein or by not returning this Proxy Form. SIGNED BUT UNMARKED PROXY FORMS WILL BE DEEMED TO AUTHORIZE A VOTE "FOR" THE PROPOSALS SET FORTH HEREIN.

     The invalidity, illegality or unenforceability of any particular provision of this Proxy Form shall be construed in all respects as if such invalid, illegal or unenforceable provision were omitted without affecting the validity, legality or enforceability of the remaining provisions hereof.

           YOUR VOTE IS IMPORTANT.  IF YOU ARE UNABLE TO ATTEND THE
           --------------------------------------------------------
            ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN
            ------------------------------------------------------
                 THIS PROXY FORM, USING THE ENCLOSED ENVELOPE.
                 ---------------------------------------------

                     Please see reverse side for signature

     Please sign below exactly as name appears on this Proxy Form. If shares are registered in more than one name, the signatures of all such persons is required. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized persons.

     The undersigned acknowledges receipt of the Notice of said Annual Meeting and the Proxy Statement dated May 1, 2000 by signing this Proxy.


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                                        -------------------------
                                        (Number of Shares)
 (Paste mailing label from
 Transfer Agent here)                   ----------------------------------------
                                        (Signature of Stockholder)

|                                  |
|                                  |
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Dated:  __________________, 2000        ----------------------------------------
                                        (Additional Signatures, if held jointly)
                                        ----------------------------------------
                                        (Title or Authority, if applicable)